UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

August 21, 2008

Date of Report (Date of earliest event reported)

CYPRESS SEMICONDUCTOR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1– 10079	94-2885898
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

198 Champion Court

San Jose, California 95134-1599

(Address of principal executive offices)

(408) 943-2600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On August 21, 2008, the Board of Directors of Cypress Semiconductor Corporation (“Cypress”) met and established a committee of the Board of Directors authorized to approve the distribution to Cypress’s stockholders of the Class B common stock of SunPower Corporation (“SunPower”) owned by Cypress. The committee was also authorized to establish the record date and payment date for such distribution. The committee is expected to approve the record date and distribution date following the conclusion of the Securities and Exchange Commission’s (the “SEC”) review of SunPower’s preliminary information statement on Schedule 14C which was filed with the SEC on August 12, 2008. Assuming a timely resolution of the SEC’s comments to SunPower’s information statement and final approval by the committee, the record date is currently anticipated to occur in September 2008 and the distribution date is currently anticipated to occur in the first half of October 2008 or earlier, if practicable. This anticipated timing reflects current expectations only and may not be achieved.

Forward-Looking and Cautionary Statements

This current report on Form 8-K contains forward-looking statements, as defined under the Federal securities laws. These forward-looking statements include statements regarding Cypress’s expectations regarding the timing for the establishment of record and distribution dates for the shares of Class B common stock of SunPower held by Cypress to be distributed to its stockholders. These forward-looking statements are not guarantees and are subject to risks, uncertainties and assumptions that could cause a delay in the record date or distribution date for the spin-off, or cause the spin-off not to occur at all. Factors that could cause actual results to differ materially include risks and uncertainties, including but not limited to risks associated with satisfactory and timely resolution of comments from the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as to Cypress’s expectations as of the date hereof. Cypress undertakes no obligation to update these forward-looking statements as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYPRESS SEMICONDUCTOR CORPORATION

Date: August 22, 2008	By:	/s/ Brad W. Buss
Brad W. Buss Executive Vice President, Finance and Administration and Chief Financial Officer

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